UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2012

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2012, Marcus E. Bromley resigned from his positions as a member of our board of directors and all committees of our board of directors. Mr. Bromley resigned in order to devote more time and attention to his duties as a member of the boards of directors of Cole Credit Property Trust II, Inc. and Cole Corporate Income Trust, Inc., and his resignation is not due to any disagreements with us on any of our operations, policies or practices.  A copy of Mr. Bromley's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As a result of Mr. Bromley's resignation, our directors have determined to reduce the size of our board of directors to five members.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

   99.1 Mr. Bromley's resignation letter, dated May 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2012	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting (Principal Accounting Officer)